UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2012

PSIVIDA CORP.

(Exact name of Registrant as specified in its charter)

Delaware	000-51122	26-2774444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Pleasant Street

Watertown, MA 02472

(Address of Principal Executive Offices) (Zip Code)

(617) 926-5000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 18, 2012, pSivida Corp. (“pSivida”) issued a press release announcing that its partner Alimera Sciences, Inc. (“Alimera”) disclosed an agreement for a $40 million equity financing and identified the development and commercialization of ILUVIEN as an intended use of the net proceeds from the offering. Alimera has prepared webcast slides dated July 18, 2012 announcing its fund raising and its expectations for commercial launch of ILUVIEN in Europe. pSivida’s press release and Alimera’s slides are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of pSivida dated July 18, 2012.

99.2	Webcast slides of Alimera dated July 18, 2012 incorporated by reference to Exhibit 99.2 of Form 8-K of Alimera furnished to the SEC on July 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July18, 2012

PSIVIDA CORP.

By:	/s/ Lori Freedman
	Name:	Lori Freedman
	Title:	Vice President Corporate Affairs, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of pSivida dated July 18, 2012.

99.2	Webcast slides of Alimera dated July 18, 2012 incorporated by reference to Exhibit 99.2 of Form 8-K of Alimera furnished to the SEC on July 18, 2012.